                                 AGENT AGREEMENT


This AGREEMENT is signed between PVI and Agent as designated below:

PVI:                                PREFERRED VOICE, INC.
                                    SUITE #570
                                    6500 GREENVILLE AVENUE
                                    DALLAS, TEXAS - USA 75206-1002
                                    PHONE:  214-265-9580 FAX 214-265-9663

AGENT:                              iChargeit.com
                                    8162 CAPE HOPE CIRCLE
                                    SUITE 201
                                    HUNTINGTON, CA 92646
                                    (O) 888-815-4390 (F) 800-572-7739

THIS AGENT AGREEMENT (hereinafter the "Agreement"), is made and entered into as of the 25th day of January, 1999 by and between PVI, a corporation organized and existing under the laws of the State of Delaware authorized to do business in Texas, and Agent, a corporation organized and existing under the laws of the State of Nevada.

                                   BACKGROUND

PVI is in the business of providing certain voice recognition products and services having multiple applications in the telecommunication industry (collectively referred to hereinafter, as the "Services").

Agent is a member of an affiliated group of companies incorporated in Nevada, with offices in New York and California that provides Internet sites at which consumers may purchase various products and services, which is also known as a mall site. In order to increase its sales of the Services, PVI is establishing a national distribution network by entering multiple Marketing Agreements (the "Marketing Agreements"). The Agent desires to establish a Marketing Agreement and PVI has agreed to grant the Agent the marketing rights set forth herein. Accordingly in consideration of the mutual covenants and agreements set forth below, PVI and Agent agree as follows:

                              OPERATIVE PROVISIONS

1.       DEFINITIONS:  (AS USED IN THIS AGREEMENT)

         1.1 AGENT means the entity described in the first paragraph of this Agreement.

         1.2 MALL SITE means an Internet web site that customers around the world may access to purchase services and products.

         1.3      END-USERS means customers using and paying for PVI's Services.

         1.4 MARK(S) means any trademark, service mark, trade dress or trade name which PVI may designate, use, or adopt from time to time to identify its Services.

         1.5 SERVICES means any telecommunication service(s) or equipment offered by PVI. It is understood that the Service is an elective, supplement service and not a primary means of obtaining telecommunications service such as dedicated service (T-l's) or local dial tone.

         1.6 PROPRIETARY INFORMATION means any Information, written or oral, which may reasonably be deemed confidential or proprietary, including, without limitation, any technical and/or design information on the Services, and any information relating to the present or future business operations, financial condition, plans, sales, marketing and promotional efforts, customers and price lists of PVI and its subsidiaries and affiliates, and this Agreement and its terms.

2.       APPOINTMENT AND DUTIES OF AGENT

         2.1 Subject to the provisions of Section 2.2 hereof, PVI hereby appoints Agent, and Agent hereby accepts appointment, as a PVI agent solely for purposes of marketing Services on the Internet.

         2.2 Agent shall market and sell the Services at its Mall Sites at the prices set forth in Exhibit 2 attached hereto. PVI may change the prices for its Services at any time due to business conditions or regulatory changes. PVI will not offer pricing lower than the pricing defined herein through other agents without making that same pricing structure available to the Agent. It is understood by the Agent that national accounts and affinity groups may require other rate plans, and PVI will not be required to offer those rate plans through the Agent. Any special pricing requested by the Agent is subject to the approval of PVI, at PVI's sole discretion, and the Agent's commissions may be modified as a part of such approval.

         2.3 Agent shall be paid commissions in accordance with the commission schedule set forth in Exhibit 3 attached hereto. Commissions shall be paid quarterly based upon collections during the prior quarter. The commission rates may not be reduced without Agent's prior written consent, however, certain commission rates may be temporarily increased from time to time by PVI as part of a sales promotion or incentive. Prior to Agent's sale of any additional Services on behalf of PVI for which no commission rate is set forth on Exhibit 3, Agent and PVI shall mutually agree upon a commission schedule particular to that Service, which schedule shall be added to
                  Exhibit 3 to this Agreement. Commissions will be paid on accounts sold outside the Agent's Market Area.

         2.4 Agent will not list any product or service on any Mall Site that the Agent operates that competes with the business of PVI, whether through the sale of services that are substantially equivalent to, or competitive with, PVI's Services or through sale of products that are intended to be used to provide capabilities equivalent to the Services. Agent may not enter into any joint venture, establish a new corporation, acquire any interest in a company (or entity) in order to engage in such competition. In the event that PVI begins selling its Services on the Internet by any means other than through Agent, the restrictions placed on Agent in this
                  Section 2.4 shall terminate; provided, however, for a period of two (2) years after PVI commences such other sales, Agent shall not solicit any PVI End-User acquired through Agent during the term of this Agreement for a competitive service. Agent will ensure that the web-site will not contain pornography or any material or products which are racially offensive.

         2.5 Agent does not have exclusive marketing rights on the Internet for Services.

3.       RIGHTS AND OBLIGATIONS OF AGENT

         3.1 Agent may market and sell the Services directly on the Internet or through sub-agents or dealers with Internet sites. PVI shall not be a party to any arrangements between Agent and its sub-agents or dealers, should those relationships exist, nor will PVI in any manner be bound by such relationship or have any legal obligation in respect thereof. It will be the Agent's responsibility to design commission plans for its sub-agents and dealers as it relates to the Agent's business, and the Agent will have the sole right to adjust those plans as required or as necessary. Agent shall be, solely responsible for training and compensating any and all its sub-agents and dealers should those relationships exist.

         3.2 Agent agrees that it is not, nor shall it represent itself to be, a PVI employee or officer of PVI, nor shall it assume or create any obligations or responsibility on behalf of PVI, unless otherwise agreed upon, in writing, by PVI.

         3.3 Agent shall, in its sole discretion, determine the amount of any advertising and shall be solely responsible for the resultant costs and expenses incurred. Agent will be solely responsible for maintaining all equipment as it relates t6 the Internet and offering PVI Services through the Internet. PVI may, at its sole discretion, provide such advertising, at no expense to Agent, as it deems appropriate. These activities shall be considered in any determination of whether the inactivity clause set for in Section 7.3 should be invoked; however, any inactivity determination will always be at PVI's sole discretion.

         3.4 Agent shall send copies of all advertising and sales promotion material and literature relating to the Services to PVI for review. This includes the Internet site web page that represents PVI Services. AT NO TIME will the Agent have authority to change, alter, rearrange or add anything to the web page(s) that represent the Services offered by PVI without PVI's prior written approval.

         3.5 In all advertising, trade shows, conventions, and other promotions, as well as in all sales and technical literature, the name of PVI and the Trade Marks shall be evidenced and respected. Agent shall use the Trade Marks in their original form, unless otherwise approved in advance in writing by PVI.

         3.6 Agent shall forward to PVI any money collected for PVI Services sold to an End User subscribing to PVI Services on a weekly basis.

         3.7 Should PVI be acquired or merge with another company or change ownership in any way, this Agent Agreement shall remain in full force as long as the Agent is in compliance with the terms of this Agreement.

4.       PROPRIETARY RIGHTS INDEMNITY

         4.1 If timely and promptly notified of any action (and all claims relating to such action) brought against Agent based upon a claim that the Service(s) or the use thereof infringes a United States patent, trade mark, service mark, or copyright ("Infringement Claim"), PVI shall defend and hold harmless the Agent against such action at its expense and pay the costs and damages awarded in any such action, provided that PVI shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. At any time during the course of any Infringement Claim, or if in PVI's opinion, the Services are likely to become the subject of an Infringement Claim, PVI may, at its option and its sole expense, either procure the right to continue using the Service(s), or replace or modify the same so that such Service(s) becomes non-infringing. PVI will not have any liability to Agent for an Infringement Claim, if such claim results from Agent's modification of the Services in any manner, but Agent confirms he has no right to make any such modification.

         4.2 The foregoing states the entire liability of PVI with respect to an Infringement Claim. No costs or expenses will be incurred by the Agent in defense of any such claim, without PVI's prior written approval.

         4.3 The purchase of the Services contemplated by this Agreement may result in an implied license to the End-User to use the Services patented by PVI. No license to make, sell, or use the Services shall be created other than that explicitly set forth in PVI's Service forms with the End-Users.

5.       RIGHTS, SERVICES, AND OBLIGATIONS OF PVI

         5.1 PVI reserves the right to modify the characteristics of its Services. The Agent shall be advised by PVI of any significant changes in Service(s) specifications. Agent will have the right to sell all existing and any new PFVI products.

         5.2 PVI shall provide the Agent with documents and system documentation to assist Agent in marketing and selling the Services, which shall remain the property of PVI. Such documents and documentation may be in written form or transmitted by tape, diskettes, e-mail, or other software media, as determined by PVI.

         5.3 PVI. shall provide the Agent with pertinent technical and sales information and collateral support materials. PVI shall inform the Agent on a regular basis about the development of new Services and applications, trends, and competition in the market.

         5.4      PVI shall:

                  (a) Develop and produce original copy (i.e. layout, verbiage, plates, negatives, dies, and/or other setup materials) of its advertising and collateral support materials for marketing the Services;

                  (b) Provide and maintain all equipment (hardware, software, and co-location facilities) reasonably necessary to support the PVI Services marketed and sold by the Agent;

                  (c) Provide and maintain the connectivity necessary to provision the PVI Services marketed and sold by the Agent;

                  (d) Perform all fulfillment of the PVI Services marketed and sold by the Agent.

                  (e)      Pay all Agent commissions in accordance with section
                           2.3 of this Agreement.

                  (f) Use reasonable efforts at all times maintain the network and equipment to provide the Services defined herein.

         5.5 PVI warrants that it has the regulatory authority and will maintain compliance during the term of this Agreement.

         5.6 PVI warrants that it is licensed to utilize the necessary technologies required to offer Service(s) and will maintain said technology licenses during the term of this Agreement.

         5.7 PVI has the right to cancel this agreement on thirty (30) days notice for any reason as stated in 7.2.

6.       LIMITATION OF LIABILITIES

EXCEPT AS SET FORTH IN SECTION 5, PVI MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, TO THE AGENT WITH RESPECT TO THE SERVICES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE AGENT AGREES THAT PVI SHALL NOT BE LIABLE FOR ANY SPECIAL INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR FOR THE LOSS OF PROFIT, REVENUE OR SERVICES EVEN IF PVI SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE

7.       DURATION AND TERMINATION OF THE AGREEMENT

         7.1 This Agreement shall be effective for an initial term commencing on the date of execution of this Agreement by both parties and ending three (3) calendar years thereafter. If not terminated by notice by either party at least sixty (60) days prior to the end of the initial term hereof or any renewal term, the Agreement will renew automatically from year to year thereafter.

         7.2 Either party may, without incurring any liability to the other party, unilaterally and with immediate effect, terminate this Agreement at any time by a written notice sent to the other party in the event that:

                  (a) The other party fails, for any reason(s) whatsoever, to perform any of its obligations under this Agreement and falls to remedy such default within thirty (30) days after the receipt of written notice of default and request for cure; or

                  (b) The other party becomes insolvent, files or is subject to the filing of judicial process under any law relating to bankruptcy or insolvency, consents to a receivership, adopts an arrangement with creditors, is dissolved, enters into liquidation, or ceases doing business; or

                  (c) The Agent uses the name of PVI, or any form thereof, as a corporate name for doing business, or trade name, or otherwise, without the prior written consent of PVI; or

                  (d) The Agent puts any material on the web page on which the Services are displayed that PVI finds unacceptable.

         7.3 PVI will monitor all Agent marketing. It is understood by the Agent that a requirement to maintain the agency is consistent marketing efforts, to be judged by, but not but not solely by, consistently adding new customers at a reasonable rate expected of agents, after an initial start-up period. Any inactivity, AS DEEMED AT THE SOLE DISCRETION OF PVI, will be grounds for termination of this Agreement. Should PVI terminate this Agreement for inactivity, the Agent will be subject to a non-compete for a period of two (2) years. During the non-competition period the Agent will not contact, solicit, or offer any services competitive with PVI Services to PVI End Users nor enter into any relationship that would compete with the business of PVI.

8.       EFFECT OF TERMINATION

         8.1 Upon expiration or termination of this Agreement, the Agent shall immediately (i) remove from its Mall Sites all advertising of the Services or use of the Marks, (ii) cease to engage in advertising or promotional activities concerning PVI's Services and use of its Marks, (iii) cease to represent in any manner that the Agent has been designated by PVI as such, and (iv) deliver to PVI at the Agent's expense, all price lists, sales manuals, service manuals, and any other documents concerning PVI's Services which are in the Agent's possession.

         8.2 Agent shall, upon termination of this Agreement, have the right to claim reimbursement or compensation for sales by Agents, its dealers and other agents but shall not have the right to any compensation for alleged loss of goodwill, loss of profits on anticipated sales, or the like, or have any other liability for losses or damages resulting from the termination this Agreement

9.       PROTECTION OF PROPRIETARY INFORMATION

         9.1 The Agent agrees to maintain in confidence and not to copy, reproduce, distribute, or disclose to any third party, without the prior written approval of PVI, any Proprietary Information.

         9.2 All sales of the Service are of the Services only. These sales do not include the sale of Services design or source and/or object codes pertaining to PVI's software, which are proprietary to PVI. To the extent any such Proprietary Information is made available to the Agent, it is done on a confidential basis. The Agent will neither disclose circuitry design details nor principles, nor software codes of any kind related to the Services, nor copy them for purposes of manufacture, nor attempt to reverse-engineer (de-compile) or otherwise alter the Services for any purpose whatsoever.

         9.3 With respect to the Proprietary Information relating to the Agent's business which is made available to PVI by the Agent to allow PVI to perform its obligations under this Agreement, PVI will instruct its personnel to keep such information confidential by using the same care and discretion that PVI uses with data which PVI designates as Proprietary Information. However, PVI shall not be required to keep confidential any data which is or becomes publicly available, is already in PVI's possession, is independently developed by PVI outside the scope of this Agreement, or is legally obtained form third parties. In addition, PVI shall not be required to keep confidential and may use for PVI's benefit any ideas, concepts, know-how, or techniques relating to PVI's Services submitted to PVI or developed during the term of this Agreement by PVI personnel or jointly by PVI and the Agent's personnel, unless otherwise mutually agreed to by PVI and Agent.

         9.4 The obligations of the parties under this Section 9 shall survive the expiration or termination of this Agreement, for whatever reason, and shall be binding upon the Parties, their successors and/or assigns.

         9.5 The parties acknowledge that the obligations and promises under this Section 9 are of a special, unique character which gives them particular value, and that a breach thereof could result in irreparable and continuing damage for which there can be no reasonable or adequate damages, remedy, or compensation in an action of law. Each party shall be entitled to injunctive relief, a decree for specific performance, and/or other equitable relief in the event of any breach, or threatened breach by the other of its obligations or promises under this Section 9, in addition to any other rights or remedies which it may possess (including monetary damages, if appropriate).

10.      GENERAL

         10.1 THIS AGREEMENT SHALL BE INTERPRETED AND ITS EFFECT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         10.2 All disputes are subject to binding arbitration. Both parties will select an arbitrator and the arbitrators selected by both parties will select a third arbitrator. The three arbitrators will rule on any dispute. Any ruling by the arbitrators will be final. The arbitrators selected will be subject to the venues agreed to herein.

         10.3 The Agent and PVI consents to venue, and the jurisdiction of the courts of Texas and may only file with courts located in Dallas County and both parties agree that any dispute arising under this Agreement shall be resolved in such jurisdiction.

         10.4 This Agreement cannot be assigned or sold to any third party or any other entity without the prior written consent of PVI, which shall not be unreasonably withheld.

         10.5 All notices and demands of any kind which either party may require or desire to serve upon the other shall be in writing and shall be delivered either by personal service or by mail at the address of the receiving party set forth below (or at such different addresses as may be designated by such party by written notice to the other party) or by facsimile. Such notice shall be deemed received on the earlier of (i) the date when was actually received or (ii) in the case of mailing, five (5) business days after being deposited in the United States mall with sufficient prepaid postage, registered, or certified mail with return receipt requested and properly addressed, or (iii) if by facsimile when the sending Party shall have received facsimile confirmation that the message has been received by the receiving Party's facsimile machine. If notice is sent by facsimile, a confirmed copy of such facsimile shall be sent by mall to the receiving party.

                  The address and facsimile numbers of the Parties, for purposes of the Agreement are as follows:

                  PVI                                  AGENT
                  Preferred Voice, Inc.                iChargeit, Inc.
                  6500 Greenville Ave., Ste. 570       8162 Cape Hope, Suite 201
                  Dallas, TX 75206-1002                Huntington, CA 92646

                  Facsimile:  214-265-9663             Facsimile:  800-572-7739
                  Attention:  G. Ray Miller            Attention:  Jesse Cohen

         10.6 Any provision of the Agreement held to be invalid under applicable law shall not render this Agreement invalid as a whole, and in such event, such provision shall be interpreted so as to best accomplish the intent of the Parties within the limits of applicable law.

         10.7 A valid contract binding upon PVI and the Agent comes into being upon execution of this Agreement by duly authorized representatives of PVI and the Agent. This Agreement contains the exclusive terms and conditions between the parties hereto with respect to the subject matter hereof and does not operate as an acceptance of any conflicting or additional terms and provisions of the Agent's agreements with dealers or sub-agents which shall not be deemed to alter the terms hereof. Amendments to this Agreement may be effected only in writing, when signed by the parties hereto specifically stating it is intended to amend this Agreement.

         10.8 If any action is commenced by either party concerning this Agreement, the party which prevails in such action will be entitled to a judgement against the other party for the costs of such arbitration or action, including court cost, reasonable expenses of litigation, and reasonable attorneys' fees.

         10.9     The Agent acknowledges that it is an independent contractor.

IN WITNESS WHEREOF, PVI and the Agent hereby have duly executed, signed, and initialed each page of this Agent Agreement in duplicate originals on the dates indicated herein.

PREFERRED VOICE, INC.                        iChargeit, INC.


  /s/ Richard K. Stone                       /s/ Jesse Cohen
---------------------------------------      ---------------------------------
By Richard K Stone, Vice-President           By Jesse Cohen
Authorized Signature                         Agent
                                             Authorized Signature

Date:    1-25-99                             Date:     1/25/99
     ----------------------------------           ----------------------------

                                   EXHIBIT 1 A


Market Area:  Internet Marketing

                               EXHIBIT 2 PRODUCT 1


EMMA VIRTUAL PERSONAL ASSISTANT

SERVICE DESCRIPTION: VIP 800 VPA is a revolutionary service that addresses four important areas for the average business person: time management, connectivity, single number simplicity and low cost. It allows the business user to never miss a call and allows them the ability to receive a call, via the revolutionary ability to call forward a personal 800 toll free number to any number, from any phone anywhere at anytime. It allows them to screen out calls to voice mail that they wish not to take and utilize the most advanced speaker independent voice recognition technology, to place calls by speaking the name of the individual or business they wish to call from their pre-programmed voice directory. Best of all it is reliable, convenient, user friendly and the predatory pricing makes it affordable for everyone.

SERVICE APPLICATION: VIP 800 VPA is specifically designed for the business person that is on the move or dealing with multiple time zones. They can receive calls from their cellular phone, office phone, home phone, hotel phone, clients phone, friend's cellular phone and any phone they choose etc. Basically the business person can receive a call anytime anywhere from any phone. They also have the ability to screen calls to voice mail that they do not want. They will also be able to put into storage their Palm Pilots and address books with all of their contacts and phone numbers loaded into their voice directory by PVI. They simply speak the name from their directory and the call is completed. This service is the answer to the four aforementioned challenges to the business person today: time management, connectivity, single number simplicity and low cost. The business person's customers and potential customers will only have one number to remember, not 3 to 4 numbers for their contact person as they have today.

TARGET MARKET: Local, regional, national and international business travelers. Large corporations right down to the home based business and individuals.

PRODUCT FEATURES & BENEFITS:
------------------------------------------------  -------------------------------------------
- Single number                                   - Home base pricing
------------------------------------------------  -------------------------------------------
- Single number locate                            - Voice dialing directory
------------------------------------------------  -------------------------------------------
- Call screening                                  - No numbers to remember
------------------------------------------------  -------------------------------------------
- Availability at all times                       - No manual dialing
------------------------------------------------  -------------------------------------------
- Ultimate customer service                       - Eliminates hard fraud
------------------------------------------------  -------------------------------------------
- Becomes LD calling card                         - Local access to voice directory
------------------------------------------------  -------------------------------------------
- Time Management                                 - Connectivity
------------------------------------------------  -------------------------------------------


PRODUCT DISTRIBUTION: Affinity Groups, Telecom Resellers, Internet Service Providers, Multi-Level Marketing Companies, Paging Companies, Executive Suites, Shared Tenant Providers and TAS Companies.

PRODUCT PRICING:
------------------------------------------------  ------------------------------------------
- $4.95 - 800 number reservation                  - $4.95 call screening
------------------------------------------------  ------------------------------------------
- $0.12 per/min -- home base calls                - $5.00 Local locate
------------------------------------------------  ------------------------------------------
- $0.22 per/min -- outside home base              - Expanded local dialing (varies)
------------------------------------------------  ------------------------------------------
- Adds moves & changes ($.025)                    - $29.95 Set-up fee
------------------------------------------------  ------------------------------------------

AGENT COMMISSIONS:  Up-front and residual commissions can be earned.

COMPETITION: Certain companies that offer locate type functions through voice mail today such as, Wild Fire and various other non-voice touch tone activated service. The problem the competition faces against the PVI EMMA product line is they are not competitively priced (due to their equipment architecture costs and software deficiencies) and they are not user friendly unlike EMMA.

                               EXHIBIT 2 PRODUCT 2


EMMA FAMILY & FRIENDS

SERVICE DESCRIPTION: VIP 800 family & friends is a user friendly service that gives family and friends the ability to dial the family toll free number and access a common directory of names. The caller simply speaks the name of someone in the directory and they will be connected to them. It's just that simple, no numbers to look up or dial and the only authorized users are those family and friends with the VIP 800 number.

SERVICE APPLICATION: Many families are scattered across the state and country. This VIP' 800 service allows you to always stay in touch, whether it is for normal everyday communication or in the case of an emergency. Grandparents can provide their grand-children with a number that they can reach them on, the parents can provide the grand-parents a number that they can reach them anywhere in the USA. PVI can provide nap-sack tags for the smaller children and even dog tags can be ordered with the family 800 number on the tag. The convenient easy to use speaker independent voice directory will be pre-programmed with all of the participants numbers: office, home, cellular etc. This service also comes with a locate feature so that if your children or other family members need you, they can easily find you no matter where you are: work, cell phone, lake house, home, hotel, etc. This VIP 800 service can also be set-up with a "fraud free" guarantee, which is great for kids in college.
As with all VIP 800 services, family & friends is priced for all budgets.

TARGET MARKET:  Families and friends.


PRODUCT FEATURES & BENEFITS:
---------------------------------------------------  -------------------------------------------------
- Emergency's                                        - Only one number to remember
---------------------------------------------------  -------------------------------------------------
- Fraud control                                      - Connectivity
---------------------------------------------------  -------------------------------------------------
- Everyday communication                             - Single number locate
---------------------------------------------------  -------------------------------------------------


PRODUCT DISTRIBUTION: Affinity Groups, Telecom Resellers, Internet Service Providers, Multi-Level Marketing Companies, Paging Companies.


PRODUCT PRICING:
---------------------------------------------------  -------------------------------------------------
- $4.95- 800 number reservation                      - $4.95 call screening
---------------------------------------------------  -------------------------------------------------
- $0.12 per/min - home base calls                    - Local locate no cost
---------------------------------------------------  -------------------------------------------------
- $0.22 per/min - outside home base                  - Expanded local dialing (varies)
---------------------------------------------------  -------------------------------------------------
- Adds moves & changes ($.025)                       - $29.95 Set-up fee
---------------------------------------------------  -------------------------------------------------


AGENT COMMISSIONS:  Up-front and residual commissions can be earned.

COMPETITION: None that has been identified other than 800 numbers offered by the long distance carriers that terminate at the home (one number) only.

                               EXHIBIT 2 PRODUCT 3


EMMA VIRTUAL OFFICE

PRODUCT DESCRIPTION: EMMA Virtual Office creates an identity and a professional answering service for companies that have offices in more than one location.

PRODUCT APPLICATION: EMMA V.0. is a product designed for companies and consultants that are in different offices/locations. It could be different offices in the same city or offices in a located different states. It gives the company the appearance of one central office/location. EMMA answers the phone professionally and connects the caller to their party or sends the call to their current voice mail system.

TARGET MARKET: Business people that work from home, companies with offices in more than one location and consultants that work on projects for consulting firms. Realtors such as Re Max and others.


PRODUCT FEATURES & BENEFITS
-------------------------------------------------  ---------------------------------------------------
- Consistent professional receptionist             - 24 hours 7 days a week
-------------------------------------------------  ---------------------------------------------------
- Call Screening                                   - Single number locate
-------------------------------------------------  ---------------------------------------------------
- Call forwarding to remote offices                - No CPE required
-------------------------------------------------  ---------------------------------------------------
- Time management                                  - Connectivity
-------------------------------------------------  ---------------------------------------------------


PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Agent" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area.


PRODUCT PRICING:
-------------------------------------------------  ---------------------------------------------------
- $19.95 Monthly cost                              - $49.95 Set-up fee
-------------------------------------------------  ---------------------------------------------------
- $4.95 Per one number locate                      - Expanded Local (varies)
-------------------------------------------------  ---------------------------------------------------
- $4.95 Locate screening                           - $0.18 per minute
-------------------------------------------------  ---------------------------------------------------
- $.05 Per call cost (local)
-------------------------------------------------  ---------------------------------------------------


A GENT COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION:  Wildfire and touch tone driven services.

                               EXHIBIT 2 PRODUCT 4


EMMA INTERNATIONAL DIRECT

PRODUCT DESCRIPTION: EMMA I.D. will allow companies that would like to have a presence in the United States with their own toll free 800 number. EMMA will call forward the 800 number to an office(s) internationally.

PRODUCT APPLICATION: EMMA I.D. allows a company that is doing business in the states to forward calls to an office located internationally for handling. Currently companies that are located in other country cannot have an 800 number that terminates into another country. This is the only 800 number that allows voice call forwarding to single or multiple locations. In addition, when companies that use this service have employees traveling in the states the 800 number becomes a calling card.

TARGET MARKET: International companies doing business in the United States that do not have offices here or need to send calls to an international office for handling.

PRODUCT FEATURES & BENEFITS
--------------------------------------------------  -----------------------------------------------
- Consistent professional receptionist              - 24 hours 7 days a week
--------------------------------------------------  -----------------------------------------------
- Intelligent Call Forwarding                       - Smart calling card
--------------------------------------------------  -----------------------------------------------
- Single number dialing for customers               - No CPE required
--------------------------------------------------  -----------------------------------------------


PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Agent" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area. Affinity groups will also secure business opportunities for this product.


PRODUCT PRICING:
--------------------------------------------------  -----------------------------------------------
- $9.95 per month                                   - $99.95 Set-up fee
---------------------------------------------------------------------------------------------------
-Per minute charges based on country
---------------------------------------------------------------------------------------------------


AGENT COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION:  Wildfire and touch tone driven services.

                            THE "SMART" BUSINESS LINE


SERVICE DESCRIPTION: The SBL gives any person the competitive edge. It is specifically designed for persons on the move who do business from two or more locations, i.e., office, home, cellular phone, hotel room, etc. With SBL anyone can receive or make important local and long distance calls anywhere in the USA. SBL also gives you the convenience and safety of making calls by using a voice-activated telephone directory of your most frequently called names and numbers.

SERVICE APPLICATION: The telephone company, after 100 years, is still providing local business lines that only ring at one location. SBL is a portable (on the go) business line that rings you at any phone no matter where you go, locally or anywhere in the USA. You never have to miss an important call again. It also gives you the option to screen your incoming calls on any phone you use. The Intelligent Call Screening (ICS) function tells you the name of the person calling you and you have the choice of either accepting the call, sending the call to voice mall, or having SBL tell the caller you are not available at this time. The service also offers you low cost long distance (1+ dialing, incoming 800 service and calling card). SBL also provides you with the ability to make calls by speaking the name of the person or location you are calling. You never have to remember a telephone number or dial a lot of digits. This revolutionary service has the potential to alter the telecommunications industry as we know it today.

TARGET MARKET: Real Estate Agents, Pilots, Flight Attendants, Appraisers, Service Technicians, Consultants, Engineering firms, Brokers, Attorneys etc


SERVICE PRICING:
------------------------------------------  ------------------------------------------
SBL                                         $19.95 monthly charge
------------------------------------------  ------------------------------------------
Set-up fee                                  $40.00 one time charge
------------------------------------------  ------------------------------------------
Custom Greeting                             $10.00 one time charge
------------------------------------------  ------------------------------------------
Custom Greeting                             $2.95 monthly
------------------------------------------  ------------------------------------------
Expanded local calling                      $9.95
------------------------------------------  ------------------------------------------
(pricing will vary slightly by area)


DISTRIBUTION:  Master Distributors and Agents.  Commissions available.

COMPETITION:  None

                                    EXHIBIT 3


Commission Schedule:

$5.00 Per customer
5% Override (paid Quarterly)
All Commissions are paid on collected revenue only